UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2021

Bentley Systems, Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-39548	95-3936623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

685 Stockton Drive Exton, PA	19341
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 458-5000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.01 per share	BSY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 22, 2021, the Company entered into a third amendment (the “Third Amendment”) to the Amended and Restated Credit Agreement, dated as of December 19, 2017, by and among Bentley Systems, PNC Bank National Association, as administrative agent, and the lenders party thereto (the “Credit Facility”). The Third Amendment amends the Credit Facility to permit the issuance and sale of the Notes (as defined below) and the capped call transactions described in the offering memorandum related to the Notes Offering (as defined below). The foregoing description of the Third Amendment is qualified in its entirety by the full text of the Third Amendment, which is filed herewith as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

Item 8.01	Other Events.

On June 22, 2021, Bentley Systems, Incorporated (the “Company”) issued a press release announcing that the Company plans to commence, subject to market conditions and other factors, a private offering (the “Notes Offering”) of $500 million aggregate principal amount of convertible senior notes due 2027 (the “Notes”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 (the “Securities Act”). The Company also expects to grant the initial purchasers of the Notes a 13-day option to purchase up to an additional $75 million aggregate principal amount of Notes. The Company intends to use the net proceeds from the Notes Offering to repay existing indebtedness and to pay the cost of anticipated capped call transactions related to the Notes Offering. A copy of the press release is being furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

As of March 31, 2021, after giving effect to the payment of the cash consideration for the acquisition of Seequent Holdings Limited and the Notes Offering and the use of proceeds therefrom (assuming no exercise of the initial purchasers’ option to purchase additional Notes): (i) the Company would have had $102 million of secured indebtedness, excluding $0.2 million in outstanding letters of credit, under its Credit Facility with an additional $748 million of availability thereunder and (ii) approximately $240 million of cash and cash equivalents (which cash amount does not reflect the intended usage of cash to pay the cost of entering into the capped call transactions).

The information included in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements include all statements that are not historical facts. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include statements relating to, among other things, risks and uncertainties related to market conditions, risks that the Notes Offering will not be consummated on the terms or in the amounts contemplated or otherwise, the intended use of proceeds from the Notes Offering, and the satisfaction of customary closing conditions related to the Notes Offering. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described under the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. Except as required by law, the Company has no obligation to update any of these forward-looking statements to conform these statements to actual results or revised expectations.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
10.1	Third Amendment, dated as of June 22, 2021, to the Amended and Restated Credit Agreement dated as of December 19, 2017, by and among the Company, PNC Bank National Association, as administrative agent, and the lenders party thereto
99.1	Bentley Systems, Incorporated Press Release dated June 22, 2021

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Bentley Systems, Incorporated
Date: June 22, 2021
	By:	/s/ David R. Shaman
	Name:	David R. Shaman
	Title:	Chief Legal Officer and Corporate Secretary